EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of WPT Enterprises, Inc. on Form S-8 of our report dated April 9, 2004, except as to Note 9 as to which the date is July 28, 2004, appearing in the Registration Statement on Form S-1 (File No. 333-114479) of WPT Enterprises, Inc. filed with the Securities and Exchange Commission on August 9, 2004.

/s/DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
February 3, 2005